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                                                                   EXHIBIT 10.17

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (This "Fourth Amendment"), dated as of THIS 27th day of June, 1996, is made and entered into by and between SEDA SPECIALTY PACKAGING CORP., a Delaware corporation ("Borrower"), and UNION BANK, a division of UNION BANK OF CALIFORNIA, N.A. a national banking association ("Bank"), in view of the following:

RECITALS

A. Borrower and Bank are parties to that certain Credit Agreement dated as of June 23, 1994 (the "Agreement"), pursuant to which Bank agreed to make available to Borrower a revolving line of credit and two equipment term loan facilities in an aggregate principal amount of Twenty Two Million ($22,000,000) (The "Total Commitment").

B. Borrower and Bank entered into that certain First Amendment to Credit Agreement dated as of July 13, 1994 (the "First Amendment"), pursuant to which Bank agreed to allow Borrower a Five Million Dollar ($5,000,000) subfacility to the credit facility referred to in the Agreement as the "Equipment Tenn Loan Commitment B" for the purpose of issuing irrevocable commercial and/or standby letters of credit for the account of Borrower.

C. Borrower and Bank entered into that certain Second Amendment to credit Agreement dated as of February 22, 1995 (inadvertently referred to therein as a "First Amendment"), pursuant to which Bank agreed to increase the maximum amount of loans and secondary liabilities which Borrower could incur from $100,000 to $250,000.

D. Borrower and Bank entered into that certain Third Amendment to Credit Agreement dated as of June 21, 1995 (the "Third Amendment"), pursuant to which Bank agreed to (i) increase the "Revolving Credit Commitment" from $5,000,000 to $7,000,000; (ii) to establish a new "Equipment Term Loan Commitment C" in the amount of $9,000,000; (iii) to move $5,000,000 subfacility for Letters of Credit to Equipment Term Loan Commitment C; (iv) to modify certain financial ratio covenants and the maximum Capital Expenditure covenant and (v) to modify the definition of "Adjusted CD-Rate Margin" and "Adjusted LIBOR-Rate Margin" in the case of all future Equipment Term Loans advanced pursuant to the new Equipment Term Loan Commitment C.

E. Borrower now requests that Bank agree to further amend the Agreement (i) to change the "Revolving Loan Termination Date" from June 30, 1997 to June 30, 1998; (ii) to establish a new "Equipment Term Loan Commitment D" in the amount of $6,000,000; and (iii) to modify certain financial ratio covenants and the maximum Capital Expenditure covenant


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                                   AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank agree as follows:

1. DEFINED TERMS, Initially capitalized terms used herein which are not otherwise defined shall have the same meaning assigned thereto in the Agreement.

2. SECTION AND PARAGRAPH REFERENCES, All references to sections and to paragraphs in THIS Fourth Amendment shall be to the Agreement, unless otherwise stated.

3. AMENDMENTS TO THE AGREEMENT,

(I) Section 1.1 is deleted in its entirety and the following substituted therefor:

"1.1. TOTAL COMMITMENT. Subject to the terms and conditions of THIS Agreement, so long as no Default or Potential Default has occurred and is continuing, Bank shall make available to Borrower from time to time during the term of THIS Agreement to the credit facilities outlined hereinbelow in the aggregate principal amount of TWENTY ONE MILLION SIX HUNDRED EIGHTY EIGHT THOUSAND ONE HUNDRED NINETY SIX AND 6/100 DOLLARS ($21,688,196.06) (THE "TOTAL COMMITMENT"). The Total commitment shall be comprised of (A) A REVOLVING CREDIT COMMITMENT,
(B) AN EQUIPMENT TERM LOAN A, (C) AN EQUIPMENT TERM LOAN B, (D) AN EQUIPMENT TERM LOAN C, AND (E) AN EQUIPMENT TERM LOAN COMMITMENT D.

(ii) In Section 1.2, the "Revolving Loan Termination Date" of June 30, 1997 is deleted and the new date of JUNE 30, 1998 is substituted therefor.

(iii) There shall be added the following provision to the Agreement as Paragraph 1.2.1:

"1.2.1 THE COMMERCIAL AND STANDBY LETTER OF CREDIT SUBLIMIT. As a SUBLIMIT to the Revolving Credit Commitment, Bank shall issue, for the account of Borrower, one or more irrevocable commercial or standby letters of credit (individually, an "L/C and collectively, the L/Cs") calling for drafts at sight or usance up to 180 days from its on an unsecured basis. The aggregate amount available to be drawn under all outstanding L/Cs and the aggregate amount of unpaid reimbursement obligations in respect to all drafts drawn under such L/Cs shall not exceed ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) and shall reduce, dollar for dollar, the maximum amount available under the Revolving Credit Commitment. All such L/Cs shall be drawn on such terms and conditions as are acceptable to Bank and shall be governed by the terms of (and Borrower agrees to execute) Bank's standard form for L/C applications and

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reimbursement agreement. NO L/C MAY HAVE AN EXPIRATION DATE BEYOND DECEMBER 31,
1998.

(iv) Borrower and Bank confirm that the Bank's obligation to fund additional "Equipment Term Loans C" ceases as of June 30, 1996 and that all such loans advanced prior thereto will be amortizing in accordance with the terms of their respective promissory notes.

(v) A new section 1.4.3 is added to read as follows:

"1.4.3 EQUIPMENT TERM LOAN COMMITMENT D. Subject to the terms and conditions of This Agreement, so long as no Default or Potential Default has occurred and is continuing, Bank shall make available to Borrower a term loan (the "Equipment Term Loan D") in the principal amount not to exceed the LESSER of SIX MILLION DOLLARS ($6,000,000) OR NINETY PERCENT (90%) of the purchase price of ELIGIBLE EQUIPMENT in question, as set forth on invoices with respect thereto, exclusive of taxes, installation charges, shipping and freight charges (the "Equipment Term Loan Commitment D"). "Eligible Equipment" shall mean equipment used by Borrower in the ordinary course of its business other than the following: jigs, molds, dies, furniture, furnishings, computer software, computer hardware, or leasehold improvements. The Equipment Term Loan D shall be available in multiple disbursements, provided that no disbursements shall be made after JUNE 30, 1997. Borrower may request such disbursements by giving Bank at least two (2) Business Days' prior notice, confirmed in writing, of the amount it wishes to borrow and the interest rate it wishes to select. Each Equipment Term Loan D shall provide for amortization of principal in THIRTY-SIX (36), FORTY-EIGHT (48) OR SIXTY (60) CONSECUTIVE MONTHLY INSTALLMENTS, each in the amount equal to one thirty-sixth, one forty-eighth, or one-sixtieth (as the case may be) of its original principal amount, commencing on the month immediately following the month in which such loan is funded, and on the maturity date thereof, on which date all unpaid principal of and accrued interest on the Equipment Term Loan D shall be due and payable. The proceeds of the Equipment Term Loan D will be disbursed as directed by Borrower in the disbursement instructions provided to Bank. Subject to the terms and conditions of the Agreement, each Equipment Tenn Loan D shall be evidenced by, bear interest at the rates, and be payable, in accordance with the terms of a note in form and content satisfactory to Bank. The purpose of the Equipment Term Loan D Commitment shall be to finance the acquisition cost of new Eligible Equipment."

(vi) The Commercial and Standby Letter of Credit Sublimit described in Section
1.4.1 of the First Amendment shall become a SUBLIMIT to the Equipment Term Loan D rather than to Equipment Term Loan C, the aggregate amount available of Five Million Dollars ($5,000,000) is deleted and the amount of THREE MILLION FIVE HUNDRED THOUSAND ($3,500,000) is substituted therefor, and the L/C expiration date of September 30, 1996 is deleted and the date of September 30, 1997 is substituted therefor. Except as provided herein, all other terms and conditions of Section 1.4.1 shall remain in full force and effect.

(vii) The first clause in Section 4.6(a), lines 1 through 6, is deleted in its entirety and the

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following substituted therefor:

"(a) Until December 31, 1996, Borrower will at all times maintain TANGIBLE NET WORTH of not less than THIRTY SIX MILLION DOLLARS ($36,000,000). Thereafter, Borrower will, as of the end of each fiscal year, maintain a minimum Tangible Net Worth that increases from said amount as of the end of Borrower's fiscal year by Three Million Dollars ($3,000,000)."

(viii) The first sentence of Section 4.6(c) is deleted and the following substituted therefor:

"(c) Maintain WORKING CAPITAL of not less than $5,000,000."

(ix) The first sentence of Section 4.6(d) is deleted and the following substituted therefor:

(d) Maintain a RATIO OF CURRENT ASSETS TO CURRENT LIABILITIES of not less than
1.5 to 1.0."

(x) Section 5.7 is deleted in its entirety and the following substituted therefor:

"5.7 DIVIDENDS, STOCK PAYMENTS OR REDEMPTIONS. Borrower is allowed to pay dividends, in cash, stock or otherwise or make any distributions, or make common stock redemptions so long as doing so would not cause Borrower to be in violation of any of the terms, conditions, or covenants of THIS Agreement.

(xi) In Section 5.8, Capital Expenditure limits shall be revised to $8,000,000 for 1996 and $8,000,000 for 1997.

(xii) To the end of Section 8.2 is added the following:

"THE ADJUSTED CD-RATE MARGIN FOR EACH EQUIPMENT TERM LOAN FUNDED UNDER EQUIPMENT TERM LOAN COMMITMENT D SHALL BE ONE AND ONE-HALF PERCENTAGE POINTS (1.50%)."

(xiii) To the end of Section 8.4 is added the following:

"THE ADJUSTED LIBOR-RATE MARGIN FOR EACH EQUIPMENT TERM LOAN FUNDED UNDER EQUIPMENT TERM LOAN COMMITMENT D SHALL BE ONE AND ONE-HALF PERCENTAGE POINTS (1.50%)."

4. EFFECTIVENESS OF THIS FOURTH AMENDMENT. This Fourth Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

       (a) A counterpart of This Fourth Amendment, duly executed by Borrower;

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       (b) A new note evidencing the Revolving Loan Commitment (the "New
Revolving Note"); and

       (c) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

5. RATIFICATION.

       (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

       (b) Upon the effectiveness of This Fourth Amendment, each reference in the Agreement to "THIS Agreement", "hereunder", "herein", hereof or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by This Fourth Amendment.

6. REPRESENTATIONS AND WARRANTIES.

       (a) Each of the representations and warranties contained in Section 2 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

       (B) The execution, delivery and performance of This Fourth Amendment is within the Borrower's corporate powers, has been duly authorized by necessary corporate action, has received all necessary approvals, if any, and does not contravene any law or any contractual restriction binding on Borrower;

       (C) This Fourth Amendment is, and the New Revolving Note, when delivered for value received will each constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms;

       (D) No event has occurred and is continuing or would result from This Fourth Amendment which constitutes a Default or Potential Default under the Agreement.

7. GOVERNING LAW. This Fourth Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

8. COUNTERPARTS. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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SEDA SPECIALTY PACKAGING CORP.            UNION BANK


By: /s/ SHAWN SEDAGHAT                    By: /s/ SHERRY HOLM
    ----------------------------              ----------------------------------

Name:   SHAWN SEDAGHAT                    Name:   SHERRY HOLM
     ---------------------------               ---------------------------------

Title:  CHAIRMAN                          Title:  VICE PRESIDENT
      --------------------------                --------------------------------



By: /s/ RONALD W. JOHNSON                 By:
    ----------------------------              ----------------------------------

Name:   RONALD W. JOHNSON                 Name:
     ---------------------------               ---------------------------------

Title:  V.P. FINANCE                      Title:
      --------------------------                --------------------------------



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